Exhibit 28(a)




                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 11-K



                         ------------------------------



               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the Fiscal Year Ended January 1, 1995


                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


Commission File Number  1-3215

                         ------------------------------

                               JOHNSON & JOHNSON
                                  SAVINGS PLAN

                            (Full title of the Plan)


                               JOHNSON & JOHNSON
                          ONE JOHNSON & JOHNSON PLAZA
                        NEW BRUNSWICK, NEW JERSEY 08933


          (Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)

Item 4.  Financial Statements and Exhibits

         Report of Independent Accountants

         Financial Statements:
           Balance Sheets as of December 31, 1994 and 1993

         Statements of Operations and Changes in Plan Equity for the years ended December 31, 1994 and 1993

         Notes to Financial Statements

         Supplemental Schedules:
           Schedule of Investments at December 31, 1994

         Schedule of 5% Reportable Transactions for the year ended
           December 31, 1994

         Schedule of Non-exempt Transactions for the year ended December 31, 1994


Consent of Coopers & Lybrand L.L.P., dated June 26, 1995


The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                         JOHNSON & JOHNSON SAVINGS PLAN



                         By: /s/ C. H. Johnson
                             ---------------------
                             C. H. Johnson
                             Chairman, Pension Committee


June 28, 1995

                         JOHNSON & JOHNSON SAVINGS PLAN

                                  -----------



                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES

                         as of and for the years ended
                           December 31, 1994 and 1993

                         JOHNSON & JOHNSON SAVINGS PLAN

                                     INDEX

Report of Independent Accountants                                             2

Financial Statements:

Balance Sheets as of December 31, 1994 and 1993                             3-4

Statements of Operations and Changes in Plan Equity for the
  years ended  December 31, 1994 and 1993                                   5-6

Notes to Financial Statements                                              7-15

Supplemental Schedules:

Schedule of Investments at December 31, 1994                              16-17

Schedule of 5% Reportable Transactions for the year
  ended December 31, 1994                                                    18

Schedule of  Nonexempt Transactions for the year
  ended December 31, 1994                                                    19

                                        Coopers & Lybrand L.L.P. Letterhead



                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Pension Committee of
Johnson & Johnson Savings Plan

We have audited the accompanying balance sheets of the Johnson & Johnson Savings Plan as of December 31, 1994 and 1993, and the related statements of operations and changes in plan equity for the years then ended. These financial statements are the responsibility of the Savings Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Johnson & Johnson Savings Plan as of December 31, 1994 and 1993 and the results of its operations and changes in plan equity for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules as listed in the accompanying index on page 1 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the balance sheets and the related statements of operations and changes in plan equity is presented for purposes of additional analysis rather than to present the balance sheets and statements of operations and changes in plan equity for each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

                                                        COOPERS & LYBRAND L.L.P.
Parsippany, New Jersey
May 19, 1995


                                                                     JOHNSON & JOHNSON SAVINGS PLAN
                                                                             BALANCE SHEET
                                                                        As of December 31, 1994


                                                                         PARTICIPANT DIRECTED
                                              --------------------------------------------------------------------------------------
                                                              Fixed       Intermediate                                   Diversified
                                              USGS Fund   Interest Fund     Bond Fund   Balanced Fund  J&J Stock Fund    Equity Fund
                                              ---------   -------------   ------------  -------------  --------------    -----------
ASSETS:
- -------

Deposits in Group Annuity Contracts (Note 2)                $599,862,654

Investments at Fair Value (Notes 2 and 5)     $6,631,788                    $6,805,573    $29,969,371    $250,860,430   $180,091,860

Accrued Dividends and Interest Receivable         30,486       3,391,259                                       11,617

Due from Johnson & Johnson

Assets Designated for Transfer (Note 2)

Hardship Loans to Participants
                                              ----------    ------------    ----------    -----------    ------------   ------------
    Total Assets                              $6,662,274    $603,253,913    $6,805,573    $29,969,371    $250,872,047   $180,091,860
                                              ==========    ============    ==========    ===========    ============   ============


LIABILITIES AND PLAN EQUITY
- ---------------------------

Accrued Expenses                                   1,203         116,427         1,402          5,611          40,479        136,012

Long-Term Note Payable to J&J

Plan Equity                                    6,661,071     603,137,486     6,804,171      29,963,760    250,831,568    179,955,848
                                              ----------    ------------    ----------     -----------   ------------   ------------

    Total Liabilities and Plan Equity         $6,662,274    $603,253,913    $6,805,573     $29,969,371   $250,872,047   $180,091,860
                                              ==========    ============    ==========     ===========   ============   ============



                                                             Employee Stock Ownership
                                                                 Plan Trust Fund
                                                             ------------------------       Total
                                               Loan Fund     Allocated    Unallocated    Savings Plan
                                               ---------     ---------    -----------    ------------
ASSETS:
- -------
Deposits in Group Annuity Contracts (Note 2)                                              $  599,862,654

Investments at Fair Value (Notes 2 and 5)                    $41,974,606  $129,183,514       645,517,142

Accrued Dividends and Interest Receivable                                       14,790         3,448,152

Due from Johnson & Johnson                                                  12,758,497        12,758,497

Assets Designated for Transfer (Note 2)                       16,346,459   (16,346,459)

Hardship Loans to Participants                $2,466,395                                       2,466,395
                                              ----------      ----------  ------------    --------------
    Total Assets                              $2,466,395     $58,321,065  $125,610,342    $1,264,052,840
                                              ==========     ===========  ============    ==============


LIABILITIES AND PLAN EQUITY
- ---------------------------

Accrued Expenses                                                             7,489,581         7,790,715

Long-Term Note Payable to J&J                                               82,417,792        82,417,792

Plan Equity                                   $2,466,395      58,321,065    35,702,969     1,173,844,333
                                              ----------     -----------  ------------    --------------

    Total Liabilities and Plan Equity         $2,466,395     $58,321,065  $125,610,342    $1,264,052,840
                                              ==========     ===========  ============    ==============




                       See Notes to Financial Statements
                                       3



                                                                        JOHNSON & JOHNSON SAVINGS PLAN
                                                                                BALANCE SHEET
                                                                           As of December 31, 1993

                                                                            PARTICIPANT DIRECTED
                                              --------------------------------------------------------------------------------------
                                                              Fixed        Intermediate                                  Diversified
                                              USGS Fund   Interest Fund     Bond Fund    Balanced Fund  J&J Stock Fund   Equity Fund
                                              ---------   -------------     ----------   -------------  --------------   -----------
ASSETS:
- -------
Deposits in Group Annuity Contracts (Note 2)               $557,413,090

Investments at Fair Value (Notes 2 and 5)     $4,440,995                    $6,767,467    $19,064,456    $188,148,492   $162,431,860

Accrued Dividends and Interest Receivable         11,829      3,595,288                                         2,858

Due from Johnson & Johnson

Assets Designated for Transfer (Note 2)

Hardship Loans to Participants
                                              ----------    ------------     ----------    -----------    ------------   -----------

    Total Assets                              $4,452,824   $561,008,378     $6,767,467    $19,064,456    $188,151,350   $162,431,860
                                              ==========   ============     ==========    ===========    ============   ============


LIABILITIES AND PLAN EQUITY
- ---------------------------

Amounts Payable to Plan Participants          $   54,046    $  1,748,539     $    4,670    $    50,574    $    576,476  $    270,576

Accrued Expenses                                     573          69,147            803          2,065          22,706       132,805

Long-Term Note Payable to J&J

Plan Equity                                    4,398,205     559,190,692      6,761,994     19,011,817     187,552,168   162,028,479
                                              ----------    ------------     ----------    -----------    ------------  ------------

    Total Liabilities and Plan Equity         $4,452,824    $561,008,378     $6,767,467    $19,064,456    $188,151,350  $162,431,860
                                              ==========    ============     ==========    ===========    ============  ============





                                                              Employee Stock Ownership
                                                                  Plan Trust Fund
                                                              ------------------------      Total
                                                Loan Fund     Allocated    Unallocated   Savings Plan
                                                ---------     ---------    -----------   ------------
ASSETS:
- -------

Deposits in Group Annuity Contracts (Note 2)                                            $  557,413,090

Investments at Fair Value (Notes 2 and 5)                    $24,615,553   $117,164,834    522,633,657

Accrued Dividends and Interest Receivable                                         7,990      3,617,965

Due from Johnson & Johnson                                                    9,765,631      9,765,631

Assets Designated for Transfer (Note 2)                       11,223,085    (11,223,085)

Hardship Loans to Participants                $1,873,192                                     1,873,192
                                              ----------     -----------   ------------ --------------

    Total Assets                              $1,873,192     $35,838,638   $115,715,370 $1,095,303,535
                                              ==========     ===========   ============ ==============


LIABILITIES AND PLAN EQUITY
- ---------------------------

Amounts Payable to Plan Participants                         $    79,882                $    2,784,763

Accrued Expenses                                                           $  6,927,480      7,155,579

Long-Term Note Payable to J&J                                                88,816,034     88,816,034

Plan Equity                                   $1,873,192      35,758,756     19,971,856    996,547,159
                                              ----------     -----------   ------------ --------------

    Total Liabilities and Plan Equity         $1,873,192     $35,838,638   $115,715,370 $1,095,303,535
                                              ==========     ===========   ============ ==============



                       See Notes to Financial Statements
                                       4


                                                                JOHNSON & JOHNSON SAVINGS PLAN
                                                      STATEMENT OF OPERATIONS AND CHANGES IN PLAN EQUITY
                                                             For The Year Ended December 31, 1994

                                                                      PARTICIPANT DIRECTED
                                              --------------------------------------------------------------------------------------
                                                             Fixed         Intermediate                                 Diversified
                                              USGS Fund   Interest Fund     Bond Fund   Balanced Fund  J&J Stock Fund   Equity Fund
                                              ---------   -------------     ---------   -------------  --------------   -----------

Employee Contributions (Note 3)              $  899,843   $ 31,516,620      $1,443,626    $ 4,488,971   $ 18,576,591   $ 17,195,424

Employer Contributions (Note 3)                 315,948     11,150,083         462,649      1,433,862      6,628,289      5,934,092

Interest                                        240,656     38,696,394         499,461        859,981         43,863

Dividends                                                                                                  4,830,192      3,870,030
                                             ----------   ------------      ----------    -----------   ------------   ------------
                                              1,456,447     81,363,097       2,405,736      6,782,814     30,078,935     26,999,546


Additions to (Deductions From) Plan Equity:
- -------------------------------------------

Payments to Participants                       (145,660)   (30,026,840)       (278,911)      (786,170)   (10,629,956)    (8,796,052)

Change in Unrealized Net Appreciation
   of Investments                                                             (633,568)    (2,046,011)    40,832,354     (8,487,322)

Realized Net Gain on Sale of Investments                                       (73,270)     1,541,927      3,710,609      6,804,698

Interest Expense

Administrative Expenses                          (6,630)      (667,689)        (26,276)      (160,166)      (221,977)      (666,601)

Assets Transferred                              958,709     (6,721,774)     (1,351,534)     5,619,549       (490,565)     2,073,100
                                             ----------   -------------     -----------   -----------   ------------   ------------
                                              2,262,866     43,946,794          42,177     10,951,943     63,279,400     17,927,369

Plan Equity, Beginning of Period              4,398,205    559,190,692       6,761,994     19,011,817    187,552,168    162,028,479
                                             ----------   -------------     -----------   -----------   ------------   ------------

Plan Equity, End of Period                   $6,661,071   $603,137,486      $6,804,171    $29,963,760   $250,831,568   $179,955,848
                                             ==========   ============      ==========    ===========   ============   ============


                                                            Employee Stock Ownership
                                                                 Plan Trust Fund
                                                           --------------------------       Total
                                              Loan Fund    Allocated      Unallocated    Savings Plan
                                              ---------   -------------   -----------    -------------
Employee Contributions (Note 3)                                                         $   74,121,075

Employer Contributions (Note 3)                            $14,216,361                      40,141,284

Interest                                     $  130,104                    $    83,388      40,553,847

Dividends                                                    1,062,717       2,399,336      12,162,275
                                             ----------    -----------     -----------  --------------
                                                130,104     15,279,078       2,482,724     166,978,481

Additions to (Deductions From) Plan Equity:
- -------------------------------------------

Payments to Participants                        463,099     (1,475,869)                    (51,676,359)

Change in Unrealized Net Appreciation
   of Investments                                            8,846,585      21,337,190      59,849,228

Realized Net Gain on Sale of Investments                                       466,703      12,450,667

Interest Expense                                                            (8,555,504)     (8,555,504)

Administrative Expenses                                                                     (1,749,339)

Assets Transferred                                             (87,485)
                                             ----------    -----------     -----------  --------------
                                                593,203     22,562,309      15,731,113     177,297,174

Plan Equity, Beginning of Period              1,873,192     35,758,756      19,971,856     996,547,159
                                             ----------    -----------     -----------  --------------

Plan Equity, End of Period                   $2,466,395    $58,321,065     $35,702,969  $1,173,844,333
                                             ==========    ===========     ===========  ==============




                       See Notes to Financial Statements
                                       5


                                                          JOHNSON & JOHNSON SAVINGS PLAN
                                                STATEMENT OF OPERATIONS AND CHANGES IN PLAN EQUITY
                                                     For The Year Ended December 31, 1993

                                                                           PARTICIPANT DIRECTED
                                             ---------------------------------------------------------------------------------------

                                                             Fixed        Intermediate                                  Diversified
                                             USGS Fund   Interest Fund     Bond Fund   Balanced Fund  J&J Stock Fund    Equity Fund
                                             ---------   -------------    ------------ -------------  --------------    ------------

Employee Contributions (Note 3)             $  869,134    $ 36,652,791     $  279,417    $   816,487    $ 21,973,722   $ 15,889,454

Employer Contributions (Note 3)                279,246      13,110,862        102,220        273,897       7,725,789      5,583,800

Interest                                       128,550      40,429,864         97,287        167,854          39,149

Dividends                                                                                                  3,999,290      2,901,208
                                            ----------    ------------     ----------    -----------    ------------   ------------
                                             1,276,930      90,193,517        478,924      1,258,238      33,737,950     24,374,462

Additions to (Deductions From) Plan Equity:
- -------------------------------------------

Payments to Participants                      (324,819)    (21,361,200)        (5,781)       (51,047)     (6,443,391)    (5,135,207)

Net Appreciation (Depreciation)
   of Investments                                                             (44,803)       518,156     (19,423,080)    14,238,784

Interest Expense

Administrative Expenses                         (5,209)       (683,273)        (1,954)        (6,032)       (211,511)      (621,955)

Assets Transferred                             505,056     (18,121,094)     6,335,608     17,292,502      (6,719,874)       246,859
                                            ----------    ------------     ----------    -----------    ------------   ------------
                                             1,451,958      50,027,950      6,761,994     19,011,817         940,094     33,102,943

Plan Equity, Beginning of Period             2,946,247     509,162,742                                   186,612,074    128,925,536
                                            ----------    ------------     ----------    -----------    ------------   ------------

Plan Equity, End of Period                  $4,398,205    $559,190,692     $6,761,994    $19,011,817    $187,552,168   $162,028,479
                                            ==========    ============     ==========    ===========    ============   ============




                                                             Employee Stock Ownership
                                                                  Plan Trust Fund
                                                            ---------------------------       Total
                                              Loan Fund     Allocated       Unallocated    Savings Plan
                                             ----------     ---------       -----------    ------------

Employee Contributions (Note 3)                                                          $ 76,481,005

Employer Contributions (Note 3)                            $13,172,843                     40,248,657

Interest                                    $  121,308                     $   53,261      41,037,273

Dividends                                                      655,010      2,468,869      10,024,377
                                            ----------     -----------     ----------    ------------

                                               121,308      13,827,853      2,522,130     167,791,312

Additions to (Deductions From) Plan Equity:
- -------------------------------------------

Payments to Participants                       (74,502)       (700,117)                   (34,096,064)

Net Appreciation (Depreciation)
  of Investments                                            (1,971,050)   (15,904,825)    (22,586,818)

Interest Expense                                                           (8,057,028)     (8,057,028)

Administrative Expenses                                                                    (1,529,934)

Assets Transferred                             484,745         (23,802)
                                            ----------     -----------     ----------    ------------
                                               531,551      11,132,884    (21,439,723)    101,521,468
Plan Equity, Beginning of Period             1,341,641      24,625,872     41,411,579     895,025,691
                                            ----------     -----------     ----------    ------------

Plan Equity, End of Period                  $1,873,192     $35,758,756    $19,971,856    $996,547,159
                                            ==========     ===========    ===========    ============





                       See Notes to Financial Statements
                                       6

                         JOHNSON & JOHNSON SAVINGS PLAN
                         NOTES TO FINANCIAL STATEMENTS

1.   Organization:
     -------------

     The Johnson & Johnson Savings Plan (the "Plan" - a deferred contribution plan) was established on June 1, 1982 for eligible salaried and non-union hourly employees of Johnson & Johnson (the "Company") and certain domestic subsidiaries. The Plan was designed to enhance the existing retirement program of eligible employees. The funding of the Plan is made through employee and Company contributions. The assets of the Plan are maintained and transactions therein are executed by the trustee, Bankers Trust Company.

     Effective January 1, 1991, the Company implemented an Employee Stock Ownership Plan ("ESOP") to supplement its existing 401(k) plan. The ESOP is used to fund an additional 25% match of employee contributions ("ESOP contribution").

     Initial funding for the ESOP was made through an advance from Johnson & Johnson of $100 million, which was used to purchase 3,109,600 shares of J&J common stock on the open market. These shares are allocated to Plan participants under a formula set forth in the note agreement.

     For further information about the Plan, refer to the Plan document.

2.   Summary of Significant Accounting Policies:
     -------------------------------------------

     Valuation of Investments:

     Equity investments in the Johnson & Johnson Stock Fund and the ESOP, administered by the Bankers Trust Company, are valued at the average of the high and low market price on the last business day of the year. The cost of equity investments in the Johnson & Johnson Stock Fund are recorded at the average market price of the stock transactions for the month during which the contribution is made.

     The investments in the U.S. Government Securities, Fixed Interest, and Diversified Equity funds represent the Plan's share of assets in the Savings Plan Trust. The U.S. Government Securities Fund consists of short-term obligations that are issued or guaranteed by the U.S. Government. Investments are valued at cost which approximates the market. Deposits in group annuity contracts in the Fixed Interest Fund are valued at contract value, which represents contributions made under the contract, plus interest at the contract rate. Equity investments and corporate obligations in the Diversified Equity Fund, managed by the Capital Guardian Trust Company are traded on a national securities exchange, and are valued at the last reported market sales price on the last business day of the year. Investments in the Diversified Equity Fund are purchased periodically by the Capital Guardian Trust Company based on the prevailing market values of the underlying investments.

                                   Continued
                                       7

                         JOHNSON & JOHNSON SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

2.   Summary of Significant Accounting Policies, (Continued):
     -------------------------------------------

     On October 1, 1993, the Intermediate Bond Fund and Balanced Fund were established as additional investment funds under the Johnson & Johnson Savings Plan. The Intermediate Bond Fund invests in various kinds of bonds, primarily corporate and U.S. government bonds. The Balanced Fund is invested in a mix of stocks, bonds, and real estate. The investment in these funds represents the Plan's share of the assets in the Johnson & Johnson Pension Trust Fund. These investments are stated at fair value as calculated by the trustee, Bankers Trust Company. Generally, they represent securities traded on a national securities exchange which are valued at the last reported sales price on the last business day of the year.

     Temporary cash investments are stated at redemption value.

     Transfers:

     Transfers among funds, which are made at the participant's election have been presented as assets transferred.

     Net Appreciation (Depreciation) in the Value of Investments:

     The Plan reflects, in the Statement of Operations and Changes in Plan Equity for 1993, the net appreciation (depreciation) in the value of investments, which consists of the realized gains or losses and the unrealized appreciation (depreciation) of those investments.

     Other:

     Interest and dividend income is recorded as earned on the accrual basis. Purchases and sales of investment securities are reflected on a trade-date basis. Gains and losses on sales of investment securities are determined on the average cost method.

     All administrative expenses not paid by the Trust are paid by the Company.

                                   Continued
                                       8

                         JOHNSON & JOHNSON SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

3.   Contributions:
     --------------

     Participating employees may contribute a minimum of 3% up to a maximum of 20% of their base salary in combinations of pre and post-tax contributions. Pre-tax contributions may not exceed the smaller of 10% of their base salary or $9,240. The Company contributes to the Plan an amount equal to 75% of the employee directed contributions of the participants up to a maximum of 6% of the employee's base salary.

     Contributions are made to the Plan by participants through payroll deductions and by the Company on behalf of participants. Such contributions, with the exception of the ESOP contribution, are invested in any of the six investment funds at the direction of the participating employees. The 25% ESOP contribution is invested in J&J stock, except for employees over 55 years of age who may choose the alternative investments. ESOP shares are released from the Trust each February following the payment of the loan (see note 8), in accordance with the ESOP Trust Agreement. Shares released from the Trust may be more or less than shares earned by participants.

     The number of participants invested in each fund at December 31, 1994 was:

        U.S. Government Securities Fund                        1,323
        Fixed Interest Fund                                   21,252
        Intermediate Bond Fund                                 1,562
        Balanced Fund                                          3,090
        Johnson & Johnson Stock Fund                          14,524
        Employee Stock Ownership Plan                         24,886
        Diversified Equity Fund                               11,995

     Participants may elect to invest in more than one fund. A total of 28,409 active and former employees have investments in the Plan.

4.   Benefits:
     ---------

     The benefit to which a Plan participant is entitled is the amount provided by contributions (Company and participant) and investment earnings thereon (including net realized and unrealized investment gains and losses) which have been allocated to such participant's account balance.

                                   Continued
                                       9

                         JOHNSON & JOHNSON SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

5.   Investments:
     ------------

     Investments held by the Plan as of December 31, 1994 are summarized as follows:


                                           Johnson & Johnson          Employee Stock Ownership
                                             Stock Fund                   Plan Trust Fund                    Combined
                                       --------------------------     --------------------------    ----------------------------
                                       Fair Value        Cost         Fair Value         Cost         Fair Value       Cost
                                       -----------   ------------     ----------      ----------    ------------   -------------

    Johnson & Johnson Common Stock    $249,335,686   $172,433,364    $167,817,649   $ 98,016,656    $417,153,335   $270,450,020

    Temporary Cash Investments           1,524,744      1,524,744       3,340,471      3,340,471       4,865,215      4,865,215
                                      ------------   ------------    ------------   ------------    ------------   ------------
                                      $250,860,430   $173,958,108    $171,158,120   $101,357,127    $422,018,550   $275,315,235
                                      ============   ============    ============   ============    ============   ============

    The investments in the U.S. Government Securities, Fixed Interest, and the Diversified Equity Funds reflected in the accompanying Balance Sheet represent the Plan's share of investments (approximately 99.7% of fair value) held by the
    Johnson & Johnson Savings Plan Trust. Total investments held by the Trust on behalf of the Plan and the Johnson & Johnson
    Savings Plan for Union Represented Employees are summarized as follows:



     Description                                    Fair Value         Cost
     -----------                                    -----------     ------------

     USGS Fund:
        U.S. Government Securities - Short Term   $   6,937,687     $  6,937,687
        Other                                            31,882           31,882

     Fixed Interest Fund:
        Deposits in Group Annuity Contracts         600,303,776      600,303,776
        Other                                         3,393,712        3,393,712

     Diversified Equity Fund:
        Common Stocks                               179,915,286      156,158,848
        Other                                         2,084,151        2,084,151
                                                   ------------     ------------
                                                   $792,666,494     $768,910,056
                                                   ============     ============

                                   Continued
                                       10

                         JOHNSON & JOHNSON SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

5.   Investments, (continued):
     ------------

     The investments in the Intermediate Bond and Balanced Funds reflected in the accompanying Balance Sheet represent the Plan's share of investments (approximately 2.3% of fair value) held by the Johnson & Johnson Pension Trust Fund. Total investments held by the Trust on behalf of the Plan and the various Johnson & Johnson Pension Plans are summarized as follows:

        Description                                  Fair Value        Cost
        -----------                                  ----------    -------------

        U.S. Government Securities - Short Term    $ 43,005,890   $   44,424,270

        Corporate Bonds & Notes - Short Term         54,780,435       57,871,641

        U.S. Government Securities - Long Term       68,889,227       71,451,730

        Corporate Bonds & Notes - Long Term          42,663,138       44,369,116

        Common Stocks:
           Johnson & Johnson                        148,131,600       28,781,056
           Other                                    990,368,098      913,164,564

        Preferred Stocks                             18,014,214       18,558,994

        Commingled Investment Funds                 169,397,674      192,152,025

        Temporary Investments                        52,758,185       52,727,366

        Other                                        26,653,959       26,653,959
                                                 --------------   --------------
                                                 $1,614,662,420   $1,450,154,721
                                                 ==============   ==============

     Investments held by the Plan as of December 31, 1993 are summarized as follows:


                                           Johnson & Johnson          Employee Stock Ownership
                                             Stock Fund                   Plan Trust Fund                    Combined
                                       --------------------------     --------------------------    ----------------------------
                                       Fair Value        Cost         Fair Value         Cost         Fair Value       Cost
                                       -----------   ------------     ----------      ----------    ------------   -------------

     Johnson & Johnson Common Stock   $186,610,752   $150,540,719    $138,598,498   $ 99,184,192    $325,209,250   $249,724,911

     Temporary Cash Investments          1,537,740      1,537,740       3,181,889      3,181,889       4,719,629      4,719,629
                                      ------------   ------------    ------------   ------------    ------------   ------------

                                      $188,148,492   $152,078,459    $141,780,387   $102,366,081    $329,928,879   $254,444,540
                                      ============   ============    ============   ============    ============   ============


                                   Continued
                                       11

                         JOHNSON & JOHNSON SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

5.   Investments (continued):
     -----------

     As of December 31, 1993, the investments in the U.S. Government Securities, Fixed Interest, and the Diversified Equity Funds reflected in the accompanying Balance Sheet represent the Plan's share of investments (approximately 99.8% of fair value) held by the Johnson & Johnson Savings Plan Trust. Total investments held by the Trust on behalf of the Plan and the Johnson & Johnson Savings Plan for Union Represented Employees are summarized as follows:

       Description                                Fair Value           Cost
       -----------                               ------------      -------------
       USGS Fund:
         U.S. Government Securities - Short Term $  4,591,697      $  4,591,697
         Other                                         12,217            12,217

       Fixed Interest Fund:
         Deposits in Group Annuity Contracts      557,435,789       557,435,789
         Other                                      4,400,771         4,400,771

       Diversified Equity Fund:
         Common Stocks                            162,400,007       130,142,451
         Other                                        222,342           222,342
                                                 ------------      ------------
                                                 $729,062,823      $696,805,267
                                                 ============      ============

     As of December 31, 1993, the investments in the Intermediate Bond and Balanced Funds reflected in the accompanying Balance Sheet represent the Plan's share of investments (approximately 1.5% of fair value) held by the Johnson & Johnson Pension Trust Fund. Total investments held by the Trust on behalf of the Plan and the various Johnson & Johnson Pension Plans are summarized as follows:

     Description                                 Fair Value          Cost
     -----------                               --------------    -------------
     U.S. Government Securities - Short Term   $   26,412,638   $    26,161,925

     Corporate Bonds & Notes - Short Term          66,402,479        63,527,128

     U.S. Government Securities - Long Term        66,727,473        63,512,509

     Corporate Bonds & Notes - Long Term           54,679,627        51,683,321

     Common Stocks:
       Johnson & Johnson                          123,208,800        30,611,996
       Other                                    1,143,867,737       943,912,249

     Preferred Stocks                              17,169,895        14,768,331

     Commingled Investment Funds                  149,002,519       152,035,883

     Temporary Investments                         52,191,156        52,105,890

     Other                                         15,985,412        15,985,412
                                               --------------    --------------
                                               $1,715,647,736    $1,414,304,644
                                               ==============    ==============

                                   Continued
                                       12

                         JOHNSON & JOHNSON SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

5.   Investments, (continued):

     Realized gains on investments sold and distributed during the year ended December 31, 1994 and 1993 are summarized as follows:



                        J&J Stock Fund                       Diversified Equity Fund           Employee Stock Ownership Plan Fund
              -------------------------------------   -------------------------------------    ----------------------------------
              Book Value     Proceeds       Gain       Book Value     Proceeds       Gain      Book Value    Proceeds     Gain
              ----------     --------    ----------   -----------    -----------  ----------   ----------   ----------   --------

1994         $20,888,955   $24,599,564   $3,710,609   $91,590,896    $98,395,594  $6,804,698   $1,176,533   $1,643,236   $466,703
1993          17,949,720    20,584,280    2,634,560   113,835,836    125,979,617  12,143,781      512,685      673,258    160,573



               Intermediate Bond Fund                   Balanced Fund
         ---------------------------------   -----------------------------------
                                  (Loss)/
         Book Value   Proceeds      Gain      Book Value    Proceeds     Gain
         ----------  ----------   --------   -----------  ----------- ----------
1994     $7,572,067  $7,498,797   ($73,270)  $32,520,932  $34,062,859 $1,541,927
1993      1,800,907   1,854,467     53,560     5,556,566    5,944,173    387,607


                                   Continued
                                       13

                         JOHNSON & JOHNSON SAVINGS PLAN
                   NOTES TO FINANCIAL STATEMENTS, Continued

6.   Tax Status:
     -----------

     The Plan obtained its latest determination letter on January 17, 1986, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code.

7.   Termination Priorities:
     -----------------------

     The Company has the right to terminate the Plan at any time and in the event the Plan is terminated, subject to conditions set forth in ERISA, the amount of each participant's account balance in the Plan is fully vested.

8.   Indebtedness
     ------------

     In connection with the formation of the Plan's ESOP feature, the Plan borrowed $100 million from Johnson & Johnson for the purpose of purchasing J&J common stock. The note bears interest at 9% and is payable through February 15, 2005. Employer contributions and dividend income will be used to repay the loan.

     Aggregate maturities for the next five years are as follows:

                 1995              5,967,891
                 1996              6,167,244
                 1997              6,396,796
                 1998              6,658,750
                 1999              6,955,528
                 Thereafter       50,873,084

9.   Concentrations of Credit Risk
     -----------------------------

     Financial instruments which potentially subject the Plan to concentrations of credit risk consist principally of investment contracts with insurance and other financial institutions.

     The Plan places its investment contracts with high-credit quality institutions and, by policy, limits the amount of credit exposure to any one financial institution.

                                   Continued
                                       14

                         JOHNSON & JOHNSON SAVINGS PLAN
                   NOTES TO FINANCIAL STATEMENTS, Continued

10.  Reconciliation of Financial Statements to Form 5500:
     ----------------------------------------------------

     The following is a reconciliation of Plan Equity per the financial statements to the Form 5500:

                                                           December 31,
                                                               1994
                                                           ------------

     Plan Equity Per the Financial Statements             $1,173,844,333
     Amounts Allocated to Withdrawing Participants            (4,221,472)
                                                         ----------------
     Plan Equity Per the Form 5500                        $1,169,622,861
                                                          ==============


                                                            Year Ended
                                                           December 31,
                                                              1994
                                                          ------------
     Benefits Paid to Participants Per the Financial
      Statements                                           $51,676,359

     Add: Amounts Allocated to Withdrawing Participants
          at December 31, 1994                               4,221,472

     Less: Amounts Allocated to Withdrawing Participants
           at December 31, 1993                             (2,784,763)
                                                           -----------

     Benefits Paid to Participants Per the Form 5500       $53,113,068
                                                           ===========


     Amounts allocated to the withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1994 but not yet paid as of that date.



                                                                                              Supplemental Schedule
                                                                                              ---------------------

                                          JOHNSON & JOHNSON SAVINGS PLAN
                                ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENTS
                                              AS OF DECEMBER 31, 1994

FACE AMOUNT
OR SHARES                  ISSUES                                               COST                   FAIR VALUE
- -----------                ------                                               ----                   ----------

                           J&J STOCK FUND
                           --------------

                           Common Stock
                           ------------

4,528,436 shs.             Johnson & Johnson                                $172,433,364               $249,335,686

                           Temporary Investments
                           ---------------------

$1,524,744                 BT Pyramid Directed
                           Account Cash Fund                                   1,524,744                  1,524,744
                                                                            ------------               ------------

                           Total J&J Stock Fund                             $173,958,108               $250,860,430
                                                                            ============               ============



                           EMPLOYEE STOCK OWNERSHIP PLAN TRUST FUND
                           ----------------------------------------

                           Common Stock
                           ------------

3,047,905 shs.             Johnson & Johnson                                $ 98,016,656               $167,817,649


                           Temporary Investment
                           --------------------

$3,340,471                 BT Pyramid Directed
                           Account Cash Fund                                   3,340,471                  3,340,471
                                                                            ------------               ------------


                               Total ESOP Trust Fund                        $101,357,127               $171,158,120
                                                                            ============               ============


                                   Continued
                                       16


                                                                                              Supplemental Schedule
                                                                                              ---------------------


                                          JOHNSON & JOHNSON SAVINGS PLAN
                                 ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENTS
                                              AS OF DECEMBER 31, 1994

FACE AMOUNT                ISSUES                                                COST                    FAIR VALUE
- -----------                ------                                              --------                  ----------

                           Loan Fund
                           ---------

$2,466,395                 Loan to Participants
                           (Fixed Interest rate based on the prime
                           lending rate plus one percentage
                           point. The repayment period is
                           from one to five years.)                           $2,466,395                 $2,466,395
                                                                              ----------                 ----------


                           Total Loan Fund                                    $2,466,395                 $2,466,395
                                                                              ==========                 ==========

                                                           Supplemental Schedule
                                                           ---------------------

                         JOHNSON & JOHNSON SAVINGS PLAN
               ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                            DISPOSED            ACQUIRED
                         ---------------   ------------------
SECURITY/PARTY
DESCRIPTION              SALES  PROCEEDS   PURCHASES   COSTS      GAIN (LOSS)
                         -----  --------   ---------   -----      -----------

SERIES OF TRANSACTIONS:

   BT Pyramid Directed
     Account-Cash Fund    (a)  $26,439,251     (a)  $26,689,687        0


(a)  Custodian is unable to provide this information.

                                                           Supplemental Schedule
                                                           ---------------------

                         JOHNSON & JOHNSON SAVINGS PLAN
                 ITEM 27e - SCHEDULE OF NONEXEMPT TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                            PURCHASES                                SALES
                     ---------------------------             -------------------
NAME                 AFFILIATION            COST             SALES PRICE    GAIN
- ----                 -----------            ----             -----------    ----

Johnson & Johnson
  Common Stock       Plan Administrator  $20,306,686            $ -          $ -

                      COOPERS & LYBRAND L.L.P. LETTERHEAD

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Johnson and Johnson Savings Plan on Form S-8 (File No. 02-77153 and 33-40295) of our report dated May 19, 1995, on our audits of the financial statements and financial statement schedules of Johnson and Johnson Savings Plan as of December 31, 1994 and 1993, and for the years ended December 31, 1994 and 1993, which report is included in the Form 11-K.

                                                   COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
June 26, 1995